ADDENDUM TO ORGANIZATIONAL AGREEMENT

The Organizational Agreement, made the 28th day of December, 1988 among The GCG Trust (the "Trust"), Directed Services, Inc. ("DSI"), and Golden American Life Insurance Company ("Golden American") (the "Organizational Agreement"), as amended by the Assignment Agreement to the Organizational Agreement dated March 20, 1991 and Addenda to the Organizational Agreement dated October 1, 1993, November 7, 1994, December 29, 1995, March 4, 1997, August 19, 1997, February 16, 1999, June 15, 1999, February 17, 2000, May 18, 2000 and of November 16,
2000 is hereby amended by the addition of the provisions set forth in this Addendum to the Organizational Agreement, which is dated as of the 22nd day of February 2001.

                                   WITNESSETH:

     WHEREAS, the Trust is authorized to issue separate series, each of which will offer a separate class of shares of beneficial interest, each series having its own investment objective or objectives, policies, or limitations;

     WHEREAS, the Trust currently offers shares in multiple series, may offer shares of additional series in the future, and intends to offer shares of additional series in the future;

     WHEREAS, the Trust has established one new series designated as the Internet Tollkeeper Series; and

     WHEREAS, the Trust and Golden American desire that the Internet Tollkeeper Series be sold to the separate accounts of Golden American to fund benefits under variable life insurance policies and variable annuity contracts issued by Golden American;

     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

     1.  The   Internet Tollkeeper  Series   listed  on  Exhibit  B  to  the
     Organizational   Agreement,   shall  be  series  under  the  Organizational
     Agreement.

     2. Exhibit B to the Organizational Agreement shall be replaced with a new Exhibit B, a copy of which is attached hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date indicated above.

                                  THE GCG TRUST


                                  By:/s/Barnett Chernow
                                     ------------------------

                                  Title:President
                                        ---------------------

                                  DIRECTED SERVICES, INC.


                                  By:/s/David L. Jacobson
                                     ------------------------

                                  Title:Senior Vice President
                                        ---------------------
                                  GOLDEN AMERICAN LIFE INSURANCE COMPANY

                                  By:/s/Barnett Chernow
                                     ------------------------

                                  Title:President
                                        ---------------------

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                           EXHIBIT B


     The Series of The GCG Trust, as described in the attached
Organizational Agreement, are as follows:

                  Equity Income Series (formerly, Multiple Allocation Series) Fully Managed Series
                  Limited Maturity Bond Series
                  Hard Assets Series
                  Real Estate Series
                  Liquid Asset Series
                  Capital Appreciation Series
                  Rising Dividends Series
                  Emerging Markets Series
                  Market Manager Series
                  Value Equity Series
                  Strategic Equity Series
                  Small Cap Series
                  Mid-Cap Growth Series
                  Total Return Series
                  Research Series
                  Capital Growth Series (formerly, Growth & Income Series) Growth Series (formerly, Value + Growth Series)
                  Core Bond Fund (formerly, Global Fixed Income Series) Developing World Series
                  Investors Series
                  All Cap Series
                  Large Cap Value Series
                  Managed Global Series
                  Diversified Mid-Cap Series
                  Asset Allocation Growth Series
                  Special Situations Series
                  Growth and Income Series
                  International Equity Series
                  Internet Tollkeeper Series